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                                                                   EXHIBIT 3.1

CS-1000   Michigan Department of Consumer and Industry Services
          Corporation, Securities and Land Development Bureau

                              6546 Mercantile Way
                                 P.O. Box 30054
                            Lansing, Michigan 48909
                           Telephone: 1-900-555-0031

                                    RECEIPT

Receipt:     030027

Date:        06/13/1996

Paid By:     Check

Amount:      $       12.50

Received of: CSC NETWORKS

Purpose:     AMENDMENT - HORIZON GROUP, INC.
             DOCUMENT FILED BY ADMINISTRATOR 6/13/96

Receipt Issued by:  Lola Rivera
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      MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU

Date Received                                    (FOR BUREAU USE ONLY)

JUN 13 1996         ADJUSTED PURSUANT TO
                    TELEPHONE AUTHORIZATION
                    Trina, Internet                      FILED

Name  Patty                 965291/005                 JUN 13 1996
      CSC Networks
- --------------------------------------                 Administrator
Address                                            MI DEPT. OF CONSUMER
      33 N. Lasalle St, Ste #1925                  & INDUSTRY SERVICES
- --------------------------------------          Corporation & Securities Bureau
City             State       Zip Code
      Chicago         IL        60608   EFFECTIVE DATE: June 17, 1996 @ 12:01 am
- --------------------------------------
DOCUMENT WILL BE RETURNED TO THE NAME
AND ADDRESS YOU ENTER ABOVE


           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                    FOR USE BY DOMESTIC PROFIT CORPORATIONS
          (Please read information and instructions on the last page)


        Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162. Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.  The present name of the corporation is:    HGI REALTY, INC.
                                                                    259-976
2.  The identification number assigned by the Bureau is:

3.  The location of the registered office is:

1050 W. WESTERN AVE.,                MUSKEGON    , Michigan  49441
- -------------------------------------------------           -----------------
      (Street Address)                (City)                    (ZIP Code)

4. Article i of the Articles of Incorporation is hereby amended to read as follows:

The name of the corporation (the "Corporation") is HORIZON GROUP, INC.

The name change is to be effective as of 12:01 a.m. on monday June 17, 1996.



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5.      COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS
        CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES: OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH.

        a. / / The foregoing amendment to the Articles of Incorporation was duly adopted on the __________ day of _______________________,
                 19_____, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

                   Signed this _______ day of ____________________, 19_______.


        ___________________________________   __________________________________
                    (Signature)                            (Signature)


        ___________________________________   __________________________________
                (Type or Print Name)                  (Type or Print Name)


        ___________________________________   __________________________________
                    (Signature)                            (Signature)


        ___________________________________   __________________________________
                (Type or Print Name)                  (Type or Print Name)


        b. /X/ The foregoing amendment to the Articles of Incorporation was duly adopted on the 22nd day of May, 1996. The amendment:
                 (check one of the following)

                   /X/ was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

                   / / was duly adopted by the written consent of all directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

                   / / was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with
                        Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

                   / / was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.


                                Signed this 22nd day of May, 1996


                                By              James S. O'Brien
                                   ---------------------------------------------
                                   (Only Signature of President, Vice-President,
                                         Chairperson, or Vice-Chairperson)


                                  James S. O'Brien            Vice President
                                ------------------------------------------------
                                (Type or Print Name)       (Type or Print Title)


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Name of person or organization                    Preparer's name and business
remitting fees:                                   telephone number:

The Prentice-Hall Corporation System, Inc.        Beverly A. Velkovrh
- ------------------------------------------        ----------------------------

                                                  (  312  )   368-8947
- ------------------------------------------        ----------------------------

                          INFORMATION AND INSTRUCTIONS

1. The amendment cannot be filed until this form, or a comparable document, is submitted.

2. Submit one original of this document. Upon filing, the document will be added to the records of the Corporation and Securities Bureau. The original will be returned to the address appearing in the box on the front as evidence of filing.

    Since this document will be maintained on optical disk media, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3. This document is to be used pursuant to the provisions of sections 631 of the Act for the purpose of amending the articles of incorporation of a domestic profit corporation or nonprofit corporation. Do not use this form for restated articles. A nonprofit corporation is one incorporated to carry out any lawful purpose or purposes not involving pecuniary profit or gain for its directors, officers, shareholders, or members. A nonprofit corporation formed on a nonstock directorship basis, as authorized by
    Section 302 of the Act, may or may not have members, but if it has members, the members are not entitled to vote.

4. Item 2 - Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

5. Item 4 - The articles being amended must be set forth in its entirety. However, if the article being amended is divided into separately identifiable sections, only the sections being amended need be included.

6. This document is effective on the date endorsed "filed" by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

7. If the amendment is adopted before the first meeting of the board of directors, item 5(a) must be completed and signed in ink by a majority of the incorporators if more than one listed in Article V of the Articles of Incorporation if a profit corporation, and all the incorporators if a nonprofit corporation. If the amendment is otherwise adopted, item 5(b) must be completed and signed in ink by the president, vice-president, chairperson, or vice-chairperson of the corporation.

8. FEES: Make remittance payable to the State of Michigan. Include corporation name and identification number on check or money order.

    NONREFUNDABLE FEE................................................... $10.00
    TOTAL MINIMUM FEE................................................... $10.00
    ADDITIONAL FEES DUE FOR INCREASED AUTHORIZED SHARES OF PROFIT
    CORPORATIONS ARE:
     each additional 20,000 authorized shares or portion thereof........$30.00 maximum fee for first 10,000,000 authorized shares..............$5,000.00 each additional 20,000 authorized shares or portion thereof in excess of 10,000,000 shares...................................$30.00 maximum fee per filing for authorized shares in excess of
       10,000,000 shares...........................................$200,000.00